Exhibit 99.1
FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports First Quarter Results

PROVO, Utah — May 7, 2026 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced first quarter revenue results within its guidance range.

Executive Summary
Q1 2026 vs. Prior-year Quarter

Revenue	$320.6 million; (12.0)% • +1.1% FX impact or $3.9 million
Earnings Per Share (EPS)	$0.04 or $0.14 excluding certain charges compared to $2.14 or $0.23 excluding one-time gain from Mavely sale and other charges
Customers	669,535; (14)%
Paid Affiliates	120,850; (8)%
Sales Leaders	26,915; (13)%

“We delivered first quarter revenue in line with our expectations and made further progress in our strategic priorities while operating in a volatile environment,” said Ryan Napierski, Nu Skin president and CEO. “As we move through 2026, we are focused on empowering our sales leaders to scale our intelligent wellness platform with our latest innovation, Prysm iO™, ahead of our full consumer rollout in the second half. We also continue to invest in laying the groundwork to expand our presence in emerging markets, including the formal launch of India anticipated in late 2026, while continuing to improve our operational discipline to return value to shareholders.

“We are encouraged by early signs of improving paid affiliates and new sales leader development in several markets as our leaders begin integrating Prysm iO into their businesses and continue to build upon our leading anti-aging Tru Face® brand. We are focused on partnering with our sales force on leveraging the proprietary nutritional health biomarker tracking from Prysm iO to expand the channel as we prepare to drive customer subscriptions for our wellness products. While these initiatives will take time to develop, we remain confident that they will increase sales leader engagement and expand our global reach over time to drive the next phase of growth for Nu Skin.”

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 2
Q1 2026 Year-over-year Operating Results

Revenue	$320.6 million compared to $364.5 million • +1.1% FX impact or $3.9 million
Gross Margin	66.9% or 67.9% excluding certain charges compared to 67.8% • Nu Skin business was 76.9% compared to 76.7%
Selling Expenses	34.3% compared to 32.5% • Nu Skin business was 40.5% compared to 38.7%
G&A Expenses	30.7% or 29.9% excluding certain charges compared to 31.1% or 28.9% excluding certain charges
Impairment Expenses	$1.8 million impairment compared to $25.1 million impairment
Operating Margin	1.3% or 3.6% excluding certain charges compared to (2.7)% or 6.4% excluding impairment and other charges
Interest Expense	$4.3 million compared to $3.3 million
Other Income (Expense)	$2.8 million compared to $(28.4) million • Prior year reflects $28.1 million unrealized loss on investment
Income Tax Rate	29.4% compared to 20.1%
EPS	$0.04 or $0.14 excluding certain charges compared to $2.14 or $0.23 excluding one-time gain from Mavely sale and other charges

Stockholder Value

Dividend Payments	$2.9 million
Stock Repurchases	$5.0 million • $137.3 million remaining in authorization

Q2 and Full-year 2026 Outlook

Q2 2026 Revenue	$330 to $360 million; (15)% to (7)% • Approximately 0% FX impact
Q2 2026 EPS	$0.15 to $0.25
2026 Revenue	$1.35 to $1.50 billion; (9)% to 1% • Approximately (1)% FX impact
2026 EPS	$0.70 to $1.10 or $0.80 to $1.20 excluding certain charges

“In addition to delivering on revenue and adjusted earnings, we returned $8 million to shareholders in the form of dividends and share repurchases,” said Chelsea Lantz, interim chief financial officer. “We were also able to refinance our debt, extending our liquidity as we invest in growth initiatives and navigate market volatility while executing on our strategy. We are maintaining our annual guidance for 2026 on an adjusted basis. For the second quarter, we project revenue between $330 million and $360 million, with earnings per share in the range of $0.15 to $0.25.”

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 3
Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through May 21, 2026.

About Nu Skin Enterprises Inc.

Nu Skin Enterprises Inc. (NYSE: NUS) is an intelligent beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by more than 40 years of scientific research, the company’s products help people look, feel and live their best with our newly introduced Prysm iO intelligent wellness platform, an award-winning line of beauty device systems and trusted brands in personal care and wellness products. Rhyz is the strategic investment arm of Nu Skin Enterprises, formed in 2018 consisting of synergistic consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, initiatives, plans, areas of focus, sales force and customers, shareholder value, Prysm launch and its timing and potential benefits to the business, and emerging market expansion and its timing; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “become,” “continue,” “project,” “outlook,” “guidance,” “focus,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 4
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 5
Earnings per share, gross margin, general and administrative expenses, and operating margin, each excluding inventory write-off charges, impairment expense, the gain from the Mavely sale, unrealized investment loss, and/or other charges, also are non-GAAP financial measures.
•	Inventory write-off charges, impairment expense, and unrealized investment loss are not part of the ongoing operations of our underlying business; and
•	the gain from the Mavely sale, and the other charges incurred in connection with this sale and other corporate actions, are not part of our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, gross margin, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended March 31, 2026, and 2025 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended March 31,		Change	Constant- Currency Change

Nu Skin	2026	2025
Americas	$57,818	$69,058	(16.3)%	(12.6)%
Southeast Asia/Pacific	45,474	52,172	(12.8)%	(16.6)%
Mainland China	45,148	47,775	(5.5)%	(10.0)%
Japan	39,739	42,765	(7.1)%	(4.3)%
Europe & Africa	31,218	33,021	(5.5)%	(14.8)%
Hong Kong/Taiwan	27,457	28,447	(3.5)%	(5.9)%
South Korea	25,329	32,515	(22.1)%	(21.4)%
Nu Skin Other	(234)	529	(144.2)%	(144.4)%
Total Nu Skin	271,949	306,282	(11.2)%	(12.5)%
Rhyz
Manufacturing	44,925	55,290	(18.7)%	(18.7)%
Rhyz Other	3,734	2,918	28.0%	28.0%
Total Rhyz	48,659	58,208	(16.4)%	(16.4)%
Total	$320,608	$364,490	(12.0)%	(13.1)%

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 6
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025	Change
Customers
Americas	186,448	227,514	(18)%
Southeast Asia/Pacific	67,461	74,584	(10)%
Mainland China	104,721	122,474	(14)%
Japan	102,392	107,742	(5)%
Europe & Africa	115,343	130,154	(11)%
Hong Kong/Taiwan	35,899	42,523	(16)%
South Korea	57,271	71,721	(20)%
Total Customers	669,535	776,712	(14)%
Paid Affiliates
Americas	27,039	26,936	0%
Southeast Asia/Pacific	18,163	22,296	(19)%
Mainland China	18,064	19,859	(9)%
Japan	19,224	21,073	(9)%
Europe & Africa	13,607	15,184	(10)%
Hong Kong/Taiwan	9,541	9,622	(1)%
South Korea	15,212	16,548	(8)%
Total Paid Affiliates	120,850	131,518	(8)%
Sales Leaders
Americas	4,930	6,174	(20)%
Southeast Asia/Pacific	3,769	4,542	(17)%
Mainland China	5,489	6,214	(12)%
Japan	5,943	6,210	(4)%
Europe & Africa	2,314	2,839	(19)%
Hong Kong/Taiwan	2,123	2,207	(4)%
South Korea	2,347	2,850	(18)%
Total Sales Leaders	26,915	31,036	(13)%

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$320,608	$364,490
Cost of sales	106,145	117,529
Gross profit	214,463	246,961

Operating expenses:
Selling expenses	110,054	118,546
General and administrative expenses	98,544	113,204
Impairment expenses	1,839	25,114
Total operating expenses	210,437	256,864

Operating income (loss)	4,026	(9,903)
Interest expense	4,250	3,283
Gain on sale of business	-	176,162
Other income (expense), net	2,823	(28,375)

Income before provision for income taxes	2,599	134,601
Provision for income taxes	763	27,086

Net income	$1,836	$107,515

Net income per share:
Basic	$0.04	$2.16
Diluted	$0.04	$2.14

Weighted-average common shares outstanding (000s):
Basic	48,202	49,764
Diluted	49,422	50,328

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$198,654	$238,630
Current investments	1,751	1,211
Accounts receivable, net	45,013	39,544
Inventories, net	178,600	178,643
Prepaid expenses and other	98,870	89,670
Total current assets	522,888	547,698

Property and equipment, net	381,610	377,168
Operating lease right-of-use assets	70,350	74,021
Goodwill	83,625	83,625
Other intangible assets, net	39,290	42,614
Other assets	279,035	280,187
Total assets	1,376,798	1,405,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,815	$26,183
Accrued expenses	208,182	217,551
Current portion of long-term debt	20,000	20,000
Total current liabilities	256,997	263,734

Operating lease liabilities	54,017	57,640
Long-term debt	203,593	204,187
Other liabilities	68,104	74,512
Total liabilities	582,711	600,073

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	613,890	635,994
Treasury stock, at cost – 42.0 million and 42.4 million shares	(1,560,799)	(1,575,059)
Accumulated other comprehensive loss	(118,377)	(116,105)
Retained earnings	1,859,282	1,860,319
Total stockholders’ equity	794,087	805,240
Total liabilities and stockholders’ equity	$1,376,798	$1,405,313

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands, except for per share amounts)

	Three months ended March 31,
	2026	2025
Gross profit	$214,463	$246,961
Impact of inventory write-off	3,116	-
Adjusted gross profit	$217,579	$246,961

Gross margin	66.9%	67.8%
Gross margin, excluding inventory write-off impact	67.9%	67.8%

Revenue	$320,608	$364,490

NU SKIN ENTERPRISES, INC.
Reconciliation of General and Administrative Expenses Excluding Certain Charges to GAAP General and Administrative Expenses
(in thousands, except for per share amounts)

	Three months ended March 31,
	2026	2025
General and administrative expenses	$98,544	$113,204
Impact of other charges(1)	(2,643)	(7,966)
Adjusted general and administrative expenses	$95,901	$105,238

General and administrative expenses as a percentage of revenue	30.7%	31.1%
General and administrative expenses as a percentage of revenue, excluding certain charges	29.9%	28.9%

Revenue	$320,608	$364,490

(1) Other charges for the first quarter of 2026 consist of $1.0 million related to the wind down of the separate BeautyBio business and $1.6 million of other employee severance charges. Other charges for the first quarter of 2025 consist of expenses incurred in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units.

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Certain Charges to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended March 31,
	2026	2025
Operating income (loss)	$4,026	$(9,903)
Impact of inventory write-off	3,116	-
Impact of other charges(1)	2,643	7,966
Impact of impairment	1,839	25,114
Adjusted operating income	$11,624	$23,177

Operating margin	1.3%	(2.7)%
Operating margin, excluding certain charges	3.6%	6.4%

Revenue	$320,608	$364,490

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended March 31,
	2026	2025
Net income	$1,836	$107,515
Impact of inventory write-off
Inventory write-off	3,116	-
Tax impact	(1,065)	-
Impact of other charges:
Other charges(1)	2,643	7,966
Tax impact	(903)	(725)
Impact of impairment expense:
Impairment	1,839	25,114
Tax impact	(629)	(5,433)
Impact of Mavely sale
Gain from Mavely sale	-	(176,162)
Tax impact	-	31,104
Impact of unrealized investment loss
Unrealized investment loss	-	28,077
Tax impact	-	(6,074)
Adjusted net income	$6,837	$11,382

Diluted earnings per share	$0.04	$2.14
Diluted earnings per share, excluding restructuring impact	$0.14	$0.23

Weighted-average common shares outstanding (000)	49,422	50,328

Nu Skin Enterprises Reports First Quarter 2026 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share

	Year ended December 31,
	2026 - Low end	2026 - High end
Earnings Per Share	$0.70	$1.10
Impact of inventory write-off
Inventory write-off	0.06	0.06
Tax impact	(0.02)	(0.02)
Impact of other charges
Other charges(1)	0.05	0.05
Tax impact	(0.02)	(0.02)
Impact impairment expense:
Impairment	0.04	0.04
Tax impact	(0.01)	(0.01)
Adjusted EPS	$0.80	$1.20

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577